Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Winsonic Digital Media Group, Ltd. (the “Company”) on Form 10-KSB for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Winston Johnson, Chief Executive Officer & Chairman of the Board of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 28, 2006

/s/ Winston Johnson
Winston Johnson
Chief Executive Officer & Chairman of the Board